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                                                                    Exhibit 23.2


INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 1, 1996, included in this Form 8-K/A, into Tetra Tech, Inc.'s previously filed Registration Statement File Nos. 33-46240, 33-47533, 33-80606, 33-94706, and 333-26199.

ARTHUR ANDERSEN LLP

San Francisco, California,
  August 21, 1997